                                  EXHIBIT 23.1

                               CONSENT OF KPMG LLP

Board of Directors
May 29, 2001
Page 2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
New York Community Bancorp, Inc.


      We consent to the incorporation by reference in this Registration Statement Form S-8/A of New York Community Bancorp, Inc. of our report dated January 24, 2001, relating to our audit of the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report and is incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of New York Community Bancorp, Inc.


                                             /s/ KPMG LLP




New York, New York
May 29, 2001